Exhibit 32.2

CERTIFICATION OF THE
CHIEF FINANCIAL OFFICER OF
TOWER AUTOMOTIVE, INC.

     I, James A. Mallak, Chief Financial Officer and Treasurer of Tower Automotive, Inc., hereby certify pursuant to Rule 13a-14 (b) or Rule 15d-14 (b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that to the best of my knowledge and belief:

     (1) The annual report on Form 10-K for the year ended December 31, 2004, to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and;

     (2) The information contained in this annual report on Form 10-K for the annual period ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Tower Automotive, Inc.

TOWER AUTOMOTIVE, INC.

By:	/s/ James A. Mallak

James A. Mallak
Chief Financial Officer and Treasurer
July 27, 2005